Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Contact:

David Whitehouse

203-614-5708

Frontier Communications Corporation Announces Successful Completion

of Notes Offering and Acceptance for Purchase of Certain

9.250% Senior Notes due 2011 in Cash Tender Offer

STAMFORD, Conn., Oct. 1, 2009 — Frontier Communications Corporation (NYSE: FTR) today announced that it has completed its previously announced offering of $600 million in aggregate principal amount of 8.125% Senior Notes due 2018 (the “Offered Notes”). The Offered Notes were sold to the public at a price of 98.441% of par, and Frontier received net proceeds of approximately $577.6 million from the sale of the Offered Notes after deducting underwriting discounts and offering expenses.

Frontier also announced today that in accordance with the terms of its previously announced tender offer for its outstanding 9.250% Senior Notes due 2011 (the “2011 Notes”) and 6.250% Senior Notes due 2013 (the “2013 Notes”), it has today accepted for purchase approximately $564 million aggregate principal amount of 2011 Notes tendered as of 5:00 p.m. on September 30, 2009 (the “Early Tender Date”). Frontier used proceeds from the sale of the Offered Notes plus cash on hand to purchase the 2011 Notes. Approximately $77 million aggregate principal amount of 2011 Notes remain outstanding, which may be validly tendered and accepted for purchase during the remainder of the tender period, as discussed below.

“The successful note offering and the early results of the tender offer follow our successful note offering in April 2009 and our 2009 open market repurchases, all of which have materially reduced our shorter term refinancing risk and, together with our $250 million undrawn revolving credit facility, provide us with significant financial flexibility,” said Don Shassian, Frontier’s Chief Financial Officer. “In addition, the three primary debt rating agencies all noted the positive financial impact of our pending acquisition of Verizon assets. We are looking forward to reducing our pro forma leverage to 2.6x as a result of the close of the Verizon transaction,” said Mr. Shassian. Taking into account the new note offering and the early results of the tender offer, Frontier has reduced its aggregate principal amount of debt maturing in 2011 to $280 million.

The tender offer will expire at 9:00 a.m., Eastern Time, on October 16, 2009. At that time, Frontier expects to accept for purchase (a) any remaining 2011 Notes validly tendered after the Early Tender Date and then (b) 2013 Notes validly tendered on a pro rata basis in such principal amount as can be purchased for aggregate consideration equal to the difference between $700,000,000 and the aggregate consideration used to purchase all 2011 Notes accepted for purchase in the tender offer. As of the Early Tender Date, approximately $419 million aggregate principal amount of 2013 Notes have been tendered.

This announcement does not constitute an offer to buy or the solicitation of an offer to sell any 2011 Notes or 2013 Notes in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed to be made by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Forward-Looking Language

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: Our ability to complete the acquisition of access lines from Verizon; the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the Verizon transaction; the failure to receive the IRS ruling approving the tax-free status of the Verizon transaction; the failure of our stockholders to approve the Verizon transaction; the ability to successfully integrate the Verizon operations into Frontier’s existing operations; the effects of increased expenses due to activities related to the Verizon transaction; the ability to migrate Verizon’s West Virginia operations from Verizon owned and operated systems and processes to Frontier owned and operated systems and processes successfully; the risk that the growth opportunities and cost synergies from the Verizon transaction may not be fully realized or may take longer to realize than expected; the sufficiency of the assets to be acquired from Verizon to enable us to operate the acquired business; disruption from the Verizon transaction making it more difficult to maintain relationships with customers, employees or suppliers; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines and High-Speed Internet subscribers; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); our ability to adjust successfully to changes in the communications industry and to implement strategies for improving growth; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to repay, reduce or refinance our debt; the effects of bankruptcies and home foreclosures, which could result in increased bad debts; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2009 and thereafter; declines in the value of our pension plan assets, which could require us to make contributions to the pension plan beginning no earlier than 2010; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms or other severe weather. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

Additional Information and Where to Find It

This press release is not a substitute for the definitive prospectus/proxy statement included in the Registration Statement on Form S-4 that Frontier filed, and the SEC has declared effective, in connection with the proposed transactions described in the definitive prospectus/proxy statement. Frontier began mailing the definitive prospectus/proxy statement to its shareholders on September 21, 2009. INVESTORS ARE URGED TO READ THE DEFINITIVE PROSPECTUS/PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. The definitive prospectus/proxy statement and other documents filed or to be filed by Frontier with the SEC are or will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Frontier, 3 High Ridge Park, Stamford, CT 06905-1390, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Frontier and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Frontier is set forth in the definitive prospectus/proxy statement referred to above. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the definitive prospectus/proxy statement and other relevant materials filed with the SEC.